UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 26, 2015
Marathon Oil Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-5153	25-0996816
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5555 San Felipe Street, Houston, Texas		77056
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant's telephone number, including area code:		(713) 629-6600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 26, 2015, the Board of Directors (the “Board”) of Marathon Oil Corporation adopted a resolution by unanimous written consent to amend and restate Marathon Oil's By-laws (as so amended and restated, the “By-laws"). The Board approved this amendment, with an effective date of September 1, 2015, to modify the existing proxy access provisions of the By-laws to coincide with the stockholder proposal that was approved at Marathon Oil’s 2015 annual meeting of stockholders.

Pursuant to these amendments, the required ownership percentage needed to use the proxy access provisions was decreased to 3% of Marathon Oil’s outstanding common stock, owned continuously for at least three years. Additionally, the maximum number of stockholder nominees that may be included in the proxy statement pursuant to these provisions was increased to 25% of the number of directors in office as of the last day on which notice requesting proxy access may be delivered by an eligible stockholder.

The foregoing description of the amendments to the By-laws does not purport to be complete and is qualified in its entirety by reference to a copy of the By-laws filed as Exhibit 3.1 to this Form 8-K, which is incorporated by reference herein.

9.01. Financial Statements and Exhibits

3.1 Marathon Oil Corporation By-laws (Amended and restated as of September 1, 2015).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marathon Oil Corporation

August 28, 2015	By:	/s/ Gary E. Wilson

Name: Gary E. Wilson
Title: Vice President, Controller and Chief Accounting Officer

Exhibit Index

3.1 Marathon Oil Corporation By-laws (Amended and restated as of September 1, 2015).